Exhibit 99.1

Contact: Tyra Tutor Senior Vice President – Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com
NEWS RELEASE	For Immediate Release

MPS Group Announces Fourth Quarter and Full-Year 2008 Results

JACKSONVILLE, Fla. (February 5, 2009) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the fourth quarter and year ended December 31, 2008. Revenue was below the range of guidance previously provided by management, primarily due to the greater-than-expected negative impact of changes in foreign currency exchange rates. Fourth quarter diluted net income per common share (before the non-cash charge discussed below) was at the high end of guidance previously provided by management.

The Company’s fourth quarter results were affected by a non-cash goodwill impairment charge of $303 million, net of income taxes, or $3.48 per common share, that was recognized in accordance with SFAS 142. As previously disclosed, the Company is required to review goodwill annually during the fourth quarter. Due primarily to worsening macro-economic conditions and a deterioration in the Company’s stock price, a goodwill impairment charge was required to be recognized in the fourth quarter pursuant to SFAS 142. The impairment charge does not affect the Company’s cash position or the availability of borrowings under its credit facility.

2008 Full-Year Summary

•	Revenue was $2.2 billion, up 2% versus 2007;

•	Excluding the impact of acquisitions and changes in foreign currency exchange rates, revenue increased 1% versus 2007;

•	Full-year diluted net loss per common share was $2.64, including the aforementioned SFAS 142 non-cash goodwill impairment charge;

•	Full-year diluted net income per common share before the SFAS 142 charge was $0.75;

•	The Company generated $134 million in cash flow from operations in 2008; and

•	The Company ended the year with $91 million in cash on hand and borrowings of $7 million from its credit facility.

Fourth Quarter Summary

•	Revenue was $488 million, down 14% versus the fourth quarter of 2007;

•	Excluding the impact of acquisitions and changes in foreign currency exchange rates, revenue declined 7% versus the prior year’s fourth quarter;

•	Fourth quarter diluted net loss per common share was $3.36, including a non-cash charge of $3.48 per share in accordance with SFAS 142;

•	Fourth quarter diluted net income per common share before the SFAS 142 charge was $0.12; and

•	The Company generated $49 million in cash flow from operations during the fourth quarter.

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1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax

www.mpsgroup.com

MPS Group Announces Year-end Results

February 5, 2009

Professional Services Division Performance

The Company’s Professional Services division reported revenue of $279 million for the fourth quarter of 2008. Below is further discussion of the fourth quarter performance of the Professional Services division’s two reporting segments.

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and healthcare, and its business units operate respectively under the primary brands Accounting Principals, Special Counsel, Entegee, and Soliant Health.

For the fourth quarter of 2008, this segment’s revenue declined 5% versus the fourth quarter of 2007. Excluding the impact of acquisitions, the North American Professional Services segment revenue was down 9% versus the fourth quarter of 2007.

Overall gross margin in this segment was 30.7%, which was slightly higher sequentially versus the third quarter due to higher temporary staffing gross margins generated by all four business units. Permanent placement fees were down 27% versus the fourth quarter of 2007 and 27% sequentially versus the third quarter of 2008.

International Professional Services Segment

The Company’s International Professional Services segment is composed of Badenoch & Clark, a United Kingdom-based provider of finance and accounting and professional staffing services. Badenoch & Clark delivers its services in the United Kingdom, continental Europe, Australia, and Asia.

During the fourth quarter of 2008, Badenoch & Clark revenue declined 26% versus the fourth quarter of 2007. Excluding the impact of changes in foreign currency exchange rates, revenue declined 2% versus the fourth quarter of 2007.

Badenoch & Clark’s overall gross margin was 27.4%, which is lower than the gross margin generated last year, reflecting the shift in the mix of temporary placements to the lower-margin public sector and declining demand for permanent placements. Permanent placement fees were down 43% (27% on a constant currency basis) versus the prior year’s fourth quarter.

Information Technology Division Performance

The Company’s Information Technology division reported revenue of $209 million for the fourth quarter of 2008. Below is further discussion of the fourth quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. The North American IT Services segment’s fourth quarter revenue was down 12% versus the fourth quarter of 2007.

The North American IT Services segment’s gross margin improved to 31.7%, up 150 basis points versus the fourth quarter of 2007. Higher temporary staffing margins from Modis and a greater mix of higher-margin revenue from Beeline had a positive impact on this segment’s gross margin for the fourth quarter of 2008. These factors were offset by fewer permanent placement fees during the fourth quarter.

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MPS Group Announces Year-end Results

February 5, 2009

International Information Technology Services Segment

The Company’s International Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and Continental Europe. During the fourth quarter, Modis International revenue was down 19% versus the fourth quarter of 2007. Excluding the impact of acquisitions and changes in foreign currency exchange rates, revenue rose 1.0% versus the fourth quarter of 2007.

Even with fewer permanent placement fees, overall gross margin improved to 18.6%, and temporary staffing margins improved versus both the year-earlier quarter and the third quarter of 2008.

Capital Update

During 2008, the Company generated operating cash flow of $134 million. As of December 31, 2008, the Company had a cash balance of $91 million and borrowings of $7 million from its $250 million credit facility. During the fourth quarter, the Company used $11 million to buy back its common stock. As of today, $24 million remains on the Company’s stock buyback authorization.

Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, “Our focus on high-demand professional specialties has fueled our growth in recent years. However, it has become clear that even this market segment is not going to be immune to the effects of poor economic conditions. The Company has seen a continuing decrease in demand for both permanent and temporary professionals in the fourth quarter. We have been and are continuing to take appropriate steps to adjust our cost structure to market conditions. We are fortunate to have a seasoned management team that has successfully navigated employment downturns in the past. Our near-term goals are to deliver the best financial results possible, given current conditions, while continuing to strengthen our company for the better days that surely lie ahead.”

“The Company had $224 million of working capital at year-end, including over $90 million in cash on hand, and minimal debt,” added Robert Crouch, MPS Chief Financial Officer. “Given current market conditions and the declining value of the British pound versus the dollar, we estimate our first quarter revenue and diluted net income per common share to be in the range of $410 million to $450 million and $0.02 to $0.07, respectively. We would like to caution investors that our ability to provide guidance on future results is impaired by the uncertain economic conditions.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (913) 312-1273, confirmation 1074562.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 6:00 p.m. on February 12. To access the telephonic replay, please dial (719) 457-0820 and enter 1074562 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

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MPS Group Announces Year-end Results

February 5, 2009

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, marketing and creative, property, and healthcare. MPS Group delivers its services to businesses and government entities in the United States, Europe, Canada, Australia, and Asia. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; claims and liabilities asserted for the acts or omissions of our temporary employees; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of the Company’s common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “probably,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2007 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Group Announces Year-end Results

February 5, 2009

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Operating Highlights:
Revenue:
North American Professional Services	$169,082	$177,271	$726,535	$690,073
International Professional Services	109,845	149,237	553,228	547,460
North American Information Technology Services	141,843	161,095	613,697	628,641
International Information Technology Services	66,775	82,362	328,840	305,661

Total revenue	487,545	569,965	2,222,300	2,171,835

Gross profit:
North American Professional Services	51,989	57,706	223,285	219,775
International Professional Services	30,074	46,987	165,120	164,111
North American Information Technology Services	44,923	48,709	190,448	184,809
International Information Technology Services	12,410	14,903	58,041	53,593

Total gross profit	139,396	168,305	636,894	622,288

Operating income before goodwill impairment charge:
North American Professional Services	13,805	19,639	65,450	70,854
International Professional Services	2,010	10,314	25,849	37,279
North American Information Technology Services	8,865	9,499	42,191	42,801
International Information Technology Services	2,913	5,143	12,792	13,116

Total operating income before goodwill impairment charge	27,593	44,595	146,282	164,050

Goodwill impairment charge:
North American Professional Services	49,928	—	49,928	—
International Professional Services	94,336	—	94,336	—
North American Information Technology Services	205,114	—	205,114	—
International Information Technology Services	29,891	—	29,891	—

Total goodwill impairment charge	379,269	—	379,269	—

Operating income (loss):
North American Professional Services	(36,123)	19,639	15,522	70,854
International Professional Services	(92,326)	10,314	(68,487)	37,279
North American Information Technology Services	(196,249)	9,499	(162,923)	42,801
International Information Technology Services	(26,978)	5,143	(17,099)	13,116

Operating income (loss) before unallocated corporate expenses	(351,676)	44,595	(232,987)	164,050
Unallocated corporate expenses	8,191	8,192	30,912	30,414

Operating income (loss)	(359,867)	36,403	(263,899)	133,636
Other income (expense), net	(1,390)	992	(5,649)	6,911

Income (loss) before provision for (benefit from) income taxes	(361,257)	37,395	(269,548)	140,547
Provision for (benefit from) income taxes	(68,288)	13,844	(33,586)	53,459

Net income (loss)	$(292,969)	$23,551	$(235,962)	$87,088

Diluted net income (loss) per common share	$(3.36)	$0.24	$(2.64)	$0.86

Diluted common shares outstanding	87,098	97,609	89,391	101,086

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MPS Group Announces Year-end Results

February 5, 2009

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	As of
	December 31, 2008	December 31, 2007
Cash and cash equivalents	$90,566	$105,285
Short-term investments	—	2,500
Accounts receivable, net of allowance	282,093	323,804
Other	24,198	32,115

Current assets	396,857	463,704
Long-term assets	399,035	745,947

Total assets	$795,892	$1,209,651

Current liabilities	$173,147	$198,554
Credit facility	7,313	—
Other	23,962	34,752
Stockholders' equity	591,470	976,345

Total liabilities and stockholders' equity	$795,892	$1,209,651

Working capital	$223,710	$265,150

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MPS Group Announces Year-end Results

February 5, 2009

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA Before Goodwill Impairment Charge to Net Income (Loss)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Earnings before interest, taxes, depreciation and amortization (EBITDA) and before goodwill impairment charge	$24,408	$41,910	$137,148	$153,753
Goodwill impairment charge	379,269	—	379,269	—
Depreciation and intangibles amortization	5,006	5,507	21,778	20,117

Operating income (loss)	(359,867)	36,403	(263,899)	133,636
Other income (expense), net	(1,390)	992	(5,649)	6,911

Income (loss) before provision for (benefit from) income taxes	(361,257)	37,395	(269,548)	140,547
Provision for (benefit from) income taxes	(68,288)	13,844	(33,586)	53,459

Net income (loss)	$(292,969)	$23,551	$(235,962)	$87,088

Reconciliation of Diluted Net Income per Common Share Before SFAS 142 Charge to Diluted Net Income per Common Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Diluted net income per common share before goodwill impairment charge	$0.12	$0.24	$0.75	$0.86

Goodwill impairment charge, net:
Goodwill impairment, pre-tax	4.35	—	4.24	—
Tax benefit from goodwill impairment charge	(0.87)	—	(0.85)	—

Goodwill impairment charge, net	3.48	—	3.39	—

Diluted net income (loss) per common share	$(3.36)	$0.24	$(2.64)	$0.86

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	MPS Group	IT N. American	IT International	Professional N. American
Revenue growth rate 4Q2007 to 4Q2008, excluding acquisitions and the effects of changes in foreign currency	-6.6%	-12.1%	1.0%	-8.9%
Revenue growth rate contributed from acquisitions	2.7%	1.6%	6.0%	4.3%
Revenue growth rate contributed from effects of changes in currency	-10.6%	-1.5%	-25.9%	—

GAAP revenue growth rate 4Q2007 to 4Q2008	-14.5%	-12.0%	-18.9%	-4.6%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

the Effects of Changes in Foreign Currency Exchange Rates

	Professional International	Prof. Int'l. Perm. Fees
Revenue growth rate 4Q2007 to 4Q2008, excluding the effects of changes in foreign currency	-2.0%	-26.6%
Revenue growth rate contributed from effects of changes in currency	-24.4%	-16.4%

GAAP revenue growth rate 4Q2007 to 4Q2008	-26.4%	-43.0%

Reconciliation of Year-Over-Year Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

MPS Group
Revenue growth rate 2007 to 2008, excluding acquisitions and the effects of changes in foreign currency	1.4%
Revenue growth rate contributed from acquisitions	4.0%
Revenue growth rate contributed from effects of changes in currency	-3.1%

GAAP revenue growth rate 2007 to 2008	2.3%

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